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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Verilink Corporation of our report dated January 26, 2004, except for Note 9, for which the date is May 29, 2004, relating to the audited financial statements of XEL Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                         /s/ Ehrhardt Keefe Steiner & Hottman PC

                                             Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

June 23, 2004